SECURITIES AND EXCHANGE COMMISSION
                                    Washington, DC 20549



                                       CURRENT REPORT



                               Pursuant to Section 13 or 15(d)
                           of the Securities Exchange Act of 1934




Date of Report:  March 23, 2005                       Commission File No. 0-8788




                        DELTA NATURAL GAS COMPANY, INC.
            (Exact name of registrant as specified in its charter)



          KENTUCKY                                     61-0458329
------------------------------              -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


        3617 Lexington Road
        Winchester, Kentucky                            40391
--------------------------------------              ------------
(Address of principal executive offices              (Zip Code)



         Registrant's telephone number, including area code (859) 744-6171.

INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


     On March 10, 2005, Delta Natural Gas Company, Inc. and Nami Resources Company, L.L.C., an off-system transportation customer of Delta, entered into an Agreement for up to fifteen years whereby Delta would transport a minimum of 3,000 Mcf of natural gas per day for Nami Resources.



                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            DELTA NATURAL GAS COMPANY, INC.
                                                     (Registrant)


                                            By /s/John F. Hall

                                             John F. Hall
                                             Vice President - Finance,
                                             Secretary & Treasurer
                                               (Signature)

Date:  March 23, 2005

                                  EXHIBIT INDEX


Exhibit No.        Document


10.a Agreement between Delta Natural Gas Company, Inc. and Nami Resources Company, L.L.C.

                                                                  EXHIBIT 10a


                                    AGREEMENT

     THIS AGREEMENT made and entered into this 10 day of March, 2005 by and between NAMI RESOURCES COMPANY, L.L.C. ("NRC"), 104 Nami Plaza, Suite 1, London, KY 40741, and DELTA NATURAL GAS COMPANY, INC. ("Delta"), 3617 Lexington Road, Winchester, KY 40391.

     WHEREAS, NRC owns and is in the process of developing natural gas production properties in Bell County, Knox County and Harlan County, Kentucky; and

     WHEREAS, NRC desires to deliver to and transport its gas through Delta's pipeline for delivery to Columbia Gas Transmission Corporation, Columbia Gulf Transmission or other receiving pipelines as designated by NRC; and

     WHEREAS, it is necessary that a connecting transmission pipeline be constructed from the terminus of Delta's 8-inch pipeline on Moore Creek in Knox County, Kentucky to Delta's existing Stoney Fork pipeline near Bailey Gap in northeastern Bell County, Kentucky; and

     WHEREAS, Delta desires to receive and transport incremental volumes of natural gas on behalf of NRC, from NRC's SMEPA acreage, its Addington acreage, its Stinking Creek acreage and from other area production properties under the terms of an existing Off-System Transportation Agreement; and

     WHEREAS, Delta is willing to install or construct, own and operate the transmission pipeline and compression facilities described herein,

     NOW THEREFORE, NRC and Delta hereby agree to the following terms and conditions:

1) Upon execution of this Agreement, Delta shall proceed with the procurement of rights-of-way and with the design and construction of approximately 69,000 feet of 8 inch steel pipeline along a route between the termination point of Delta's 8-inch pipeline on Moore Creek in Knox County, Kentucky to Delta's existing transmission line near Bailey Gap in Bell County, Kentucky, and shall install a compressor near Highway 66 in Bell County with an approximate daily capacity of 5000 Dth of gas.

2) Upon execution of this Agreement, NRC shall promptly proceed to construct and install an extension of its gas gathering facilities from its SMEPA leasehold east to the Addington property at a point near Bill Branch off Ky. Highway 2009 in Harlan County, Kentucky for the purpose of gathering natural gas to be delivered to Delta for transportation through the pipeline being constructed hereunder, and Delta shall convey to Columbia Gulf NRC's desire for Delta to transport and deliver up to 5000 Dth of gas daily at the interconnection of Delta's TranEx pipeline with Columbia Gulf at the Speedwell delivery point in Madison County, Kentucky. Delta shall use its best efforts to effect the transportation of gas into the Columbia Gulf pipeline. NRC expressly recognizes Columbia Gulf's gas quality standards, and NRC shall endeavor with Delta to deliver gas to Columbia Gulf that complies with Columbia Gulf's standards.

3) Delta shall own and operate the transmission pipeline and the compressor facilities to be constructed and installed under the terms of this Agreement.

4) In consideration for Delta agreeing to construct and operate the pipeline described herein, NRC agrees, commencing on the date of Delta's completion of the pipeline, to deliver to Delta through the pipeline for transportation a daily average volume of "incremental gas" of not less than 3000 Dth of gas per day during each of the consecutive fifteen annual periods occurring thereafter. "Incremental gas" is defined as additional volumes of gas from the aforementioned production areas delivered by NRC in excess of the daily volumes flowing or capable of flowing (in those instances where a station may not have been running on the specified date) to Delta from these production areas as of March 1, 2005. The first 750 Mcf of gas from the Lewis Heirs Lease plus any additional volumes applied to NRC's minimum daily average requirement under the Agreement dated August 24, 2004 by and between NRC and Delta are expressly excluded from "incremental gas" volumes under this Agreement. In the event Delta does not receive from NRC a daily average of 3000 Dth of incremental gas during any annual period hereunder, at the end of each such annual period NRC shall pay Delta's applicable Off-System Transportation Rate then in effect for the difference between 1,095,000 Dth (3000 per day times 365 days) and the actual lesser volumes of incremental gas received by Delta from NRC during such annual period for transportation through the pipeline. All volumes received from NRC for transportation hereunder and the volumes used to calculate any annual minimum bills, if applicable, shall be cumulative, and NRC's obligation to transport the annual minimum volume shall cease at the earlier of (i) a total cumulative, transportation volume on behalf of NRC of 16,425,000 Dth (3000 Dth per day x 365 days x 15 years) is attained, or
     (ii) fifteen years lapses from and after the date of Delta's completion of the pipeline.

5) NRC agrees to provide to Delta surety in the form of a letter of credit, bond or other acceptable financial instrument payable to Delta in the amount of Two Million ($2,000,000). Annually, NRC's surety obligation shall be reduced by the proportion of the annual transportation volumes to the total volume commitment (16,425,000 Dth) in (4) above from the transportation of NRC's gas through the pipeline.

6) In consideration for NRC providing surety to Delta for the pipeline and compression facilities to be constructed and installed by Delta hereunder, Delta agrees that NRC shall have the right of first refusal to utilize the capacity of the compressor to be installed hereunder by Delta. The approximate daily capacity shall be 5000 Dth, subject to the fluctuating operating conditions on Delta's pipeline systems. NRC shall notify Delta at the beginning of each month of the volumes, up to the compressor capacity, NRC desires to flow through the compressor commencing on the first day of the next succeeding month.

7) This Agreement shall terminate the earlier of (i) fifteen (15) years from the date gas first flows through the pipeline constructed hereunder, or
     (ii) the cumulative volumes for which Delta has been paid its Off-System Transportation Rate by NRC when the volumes (physical volumes and minimum bill volumes) attain the level of 16,425,000 Dth. Delta shall release NRC's surety obligation simultaneously with the expiration or termination of this Agreement.

8) The terms, conditions and obligations of this Agreement shall be binding upon the heirs, assigns, and successors of NRC and Delta. In the event NRC transfers its interests in this Agreement to another party, NRC shall nevertheless retain the obligation for any unpaid annual minimum bill due Delta hereunder.

9) This Agreement cannot be amended without the written agreement of the parties hereto.

10) This Agreement shall be subject to all applicable and valid statutes, rules, orders and regulations of any federal, state or local governmental authority or agency having jurisdiction over the parties, their facilities, this Agreement or any provision hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement this 10 day of March, 2005.


NAMI RESOURCES COMPANY, L.L.C.      DELTA NATURAL GAS COMPANY, INC.
BY: Vicki K. Guess                  BY: Alan L. Heath

ITS: Exec V-P                       ITS: VP - Oper & Eng.




COMMONWEALTH OF KENTUCKY        )
                                )
COUNTY OF Laurel                )


     Subscribed, sworn to and acknowledged before me this 10 day of March, 2005 by Vicki K. Guess, Executive Vice President Nami Resources Company, L.L.C. for and on behalf of the Corporation.

     My Commission Expires: 8-9-08



                                       /s/ Irv W. Looney
                                       NOTARY PUBLIC


COMMONWEALTH OF KENTUCKY   )
                           )
COUNTY OF Clark            )


     Subscribed, sworn to and acknowledged before me this 14th day of March, 2005 by Alan L. Heath, Vice President of Operations and Engineering of Delta Natural Gas Company, Inc., for and on behalf of the Corporation.

     My Commission Expires: October 16, 2005


                                       /s/ Mary Virginia Rupard
                                       NOTARY PUBLIC